Exhibit 10.1

THE EXCHANGE CONTEMPLATED HEREIN IS INTENDED TO COMPORT WITH THE REQUIREMENTS OF SECTION 3(a)(9) OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is entered into as of October 29, 2026 (“Effective Date”) by and between Streeterville Capital, LLC, a Utah limited liability company (“Lender”), and Intrusion Inc., a Delaware corporation (“Borrower”). Certain capitalized terms are defined in Section 2 of this Agreement.

A. Borrower previously sold and issued to Lender that certain Secured Promissory Note dated April 6, 2026 in the original principal amount of $3,230,000.00 (the “Note #1”) pursuant to that certain Note Purchase Agreement dated April 6, 2026 between Lender and Borrower (the “Note #1 Purchase Agreement,” and together with Note #1 and all other documents entered into in conjunction therewith, the “Note #1 Transaction Documents”).

B. Borrower previously sold and issued to Lender that certain Secured Promissory Note dated August 28, 2026 in the original principal amount of $1,615,000.00 (“Note #2,” and together with Note #1, the “Notes”) pursuant to that certain Note Purchase Agreement dated August 28, 2026 between Lender and Borrower (the “Note #2 Purchase Agreement,” and together with Note #2 and all other documents entered into in conjunction therewith, the “Note #2 Transaction Documents”).

C. Subject to the terms of this Agreement, Borrower and Lender desire to partition a new Secured Promissory Note in the form of Note #1 (the “Note #1 Partitioned Note”) in the original principal amount of $3,250,000.00 (the “Note #1 Exchange Amount”) from Note #1 and then cause the outstanding balance of Note #1 to be reduced by an amount equal to the Note #1 Exchange Amount, and such remaining outstanding balance shall therefore be $704,401.02.

D. Subject to the terms of this Agreement, Borrower and Lender desire to partition a new Secured Promissory Note in the form of Note #2 (the “Note #2 Partitioned Note,” together with the Note #1 Partitioned Note, the “Partitioned Notes”) in the original principal amount of $750,000.00 (the “Note #2 Exchange Amount”) from Note #2 and then cause the outstanding balance of Note #2 to be reduced by an amount equal to the Note #2 Exchange Amount, and such remaining outstanding balance shall therefore be $884,267.86.

E. Borrower and Lender desire to exchange (such exchange is referred to as the “Exchange”) the Partitioned Notes for 4,000 shares of Series B Preferred Stock (the “Exchange Shares”), of which 3,250 shares (the “Note #1 Exchange Shares”) shall be issued in exchange for the Note #1 Partitioned Note and 750 shares (the “Note #2 Exchange Shares”) shall be issued in exchange for the Note #2 Partitioned Note, according to the terms and conditions of this Agreement.

F. Other than the surrender of the Partitioned Notes, no consideration of any kind whatsoever shall be given by Lender to Borrower in connection with this Agreement.

G. Lender and Borrower now desire to exchange the Partitioned Notes for the Exchange Shares on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Recitals. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Agreement are true and accurate, are contractual in nature, and are hereby incorporated into and made a part of this Agreement.

2. Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms, as used herein, have the following meanings:

(a) “Affiliate” means, with respect to a specified Person, any other Person that directly or indirectly Controls, is Controlled by or is under common Control with, the specified Person.

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(b) “Certificate of Designations” means the Certificate of Designations of the Series B Preferred Stock to be filed with the Delaware Secretary of State.

(c) “Control” means (a) the possession, directly or indirectly, of the power to vote 10% or more of the securities or other equity interests of a Person having ordinary voting power, (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, by contract or otherwise, or (c) being a director, officer, executor, trustee or fiduciary (or their equivalents) of a Person or a Person that controls such Person.

(d) “Person” means a natural person, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

(e) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(f) “Series B Preferred Stock” means shares of Borrower’s Series B Preferred Stock, par value $0.01.

(g) “Transaction Documents” means this Agreement, the Certificate of Designations and any other agreement, document, certificate or writing delivered or to be delivered in connection with this Agreement and any other document related to the Transactions related to the foregoing, including, without limitation, those delivered at the Closing.

(h) “Transactions” means the purchase and sale of the Exchange Shares and the other transactions contemplated in connection with the Exchange.

3. Closing. The closing of the Transactions (the “Closing”) shall occur following the execution of this Agreement and the effectiveness of the filing of the Series B Certificate, by means of the exchange of the exchange of electronic signatures, but shall be deemed to have occurred at the offices of Capital Law Partners PLLC in Lehi, Utah.

(a) Partition. Effective upon the acceptance of the Certificate of Designation by the Delaware Secretary of State, Borrower and Lender agree that the Note #1 Partitioned Note will be partitioned from Note #1 and the Note #2 Partitioned Note will be partitioned from Note #2. The Partitioned Notes shall have terms identical to the respective Notes from which they are being partitioned, shall be evidenced by this Agreement without the need for Borrower to issue any separate instrument, and shall not be transferred, assigned, pledged or encumbered by Lender. Following such partitions, Borrower and Lender agree that the security interests, guaranties and collateral agreements with respect to Notes shall remain in full force and effect, provided that the outstanding balance of Note #1 shall be reduced by an amount equal to the Note #1 Exchange Amount and the outstanding balance of Note #2 shall be reduced by an amount equal to the Note #2 Exchange Amount.

(b) Exchange. Pursuant to the terms and conditions of this Agreement, at the Closing, Lender shall surrender the Partitioned Notes to Borrower, and the Partitioned Notes shall be cancelled and terminated and all obligations of Borrower under the Partitioned Notes shall be deemed fulfilled, and the Partitioned Notes shall thereafter be deemed terminated and null and void and of no further force or effect. The Exchange Shares are being issued in substitution of and exchange for and not in satisfaction of the Partitioned Notes. Notwithstanding the foregoing, this Agreement will be terminated and deemed void ab initio if the Exchange Shares are not issued by October 30, 2026.

(c) Exemption. The partition of the Partitioned Notes and the issuance of the Exchange Shares in exchange therefor are being made in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act.

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4. Borrower’s Representations, Warranties and Agreements. In order to induce Lender to enter into this Agreement, Borrower, for itself, and for its Affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows: (a) Borrower has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action, (b) no consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of Borrower hereunder, (c) no event of default has occurred under either of the Notes and any events of default that may have occurred thereunder have not been, and are not hereby, waived by Lender, (d) except as specifically set forth herein, nothing herein shall in any manner release, lessen, modify or otherwise affect Borrower’s obligations under the Notes, (e) the issuance of the Exchange Shares is duly authorized by all necessary corporate action and the Exchange Shares will be validly issued, fully paid and non-assessable, free and clear of all taxes, liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description, (f) Borrower has not received any consideration in any form whatsoever for entering into this Agreement, other than the surrender of the Partitioned Notes, (g) Borrower has taken no action which would give rise to any claim by any person for a brokerage commission, placement agent or finder’s fee or other similar payment by Borrower related to this Agreement, and (h) no commission or other remuneration has been or will be paid or given, directly or indirectly, for soliciting the Exchange.

5. Lender’s Representations, Warranties and Agreements. In order to induce Borrower to enter into this Agreement, Lender, for itself, and for its Affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows: (a) Lender has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action, (b) no consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of Lender hereunder, (c) Lender has taken no action which would give rise to any claim by any person for a brokerage commission, placement agent or finder’s fee or other similar payment by Borrower related to this Agreement, and (d) Lender is an “accredited investor” as defined in Rule 501 of Regulation D promulgated pursuant to the Securities Act.

6. Holding Period; Removal of Legends. Borrower acknowledges and agrees that, for purposes of Rule 144(d)(3)(ii) under the Securities Act, the holding period of the Note #1 Exchange Shares commenced on April 6, 2026, and the holding period of the Note #2 Exchange Shares commenced on August 28, 2026. The Note #1 Exchange Shares and the Note #2 Exchange Shares shall be issued as separate book entries on the records of Borrower’s transfer agent. Borrower shall not take any position inconsistent with the foregoing and, upon Lender’s request, shall cause its counsel to deliver, at Borrower’s expense, such legal opinions and instructions to its transfer agent as are necessary to remove restrictive legends from such shares.

7. Governing Law; Venue. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Utah. The provisions set forth in the Note #1 Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY.

8. Arbitration of Claims. Any disputes arising under or in connection with this Agreement, the Exchange Shares, the Certificate of Designations or the Transactions, shall be subject to the Arbitration Provisions (as defined in the Note #1 Purchase Agreement) attached as an exhibit to the Note #1 Purchase Agreement.

9. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission or other electronic transmission (including email) shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile transmission or other electronic transmission (including email) shall be deemed to be their original signatures for all purposes.

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10. Attorneys’ Fees. In the event of any action at law or in equity to enforce or interpret the terms of this Agreement, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees and expenses  paid by such prevailing party in connection with the litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses  giving rise to the fees and expenses.  Nothing herein shall restrict or impair a court’s power to award fees and expenses for frivolous or bad faith pleading.

11. No Reliance. Borrower acknowledges and agrees that neither Lender nor any of its officers, directors, members, managers, equity holders, representatives or agents has made any representations or warranties to Borrower or any of its agents, representatives, officers, directors, or employees except as expressly set forth in this Agreement and the Transaction Documents and, in making its decision to enter into the transactions contemplated by this Agreement, Borrower is not relying on any representation, warranty, covenant or promise of Lender or its officers, directors, members, managers, equity holders, agents or representatives other than as set forth in this Agreement.

12. Severability. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect.

13. Entire Agreement. This Agreement, together with the Transaction Documents, and all other documents referred to herein, supersedes all other prior oral or written agreements between Borrower, Lender, its affiliates and persons acting on its behalf with respect to the matters discussed herein, other than the Note #1 Transaction Documents and the Note #2 Transaction Documents, which remain in full force and effect as modified hereby, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Lender nor Borrower makes any representation, warranty, covenant or undertaking with respect to such matters.

14. Amendments. This Agreement may be amended, modified, or supplemented only by written agreement of the parties. No provision of this Agreement may be waived except in writing signed by the party against whom such waiver is sought to be enforced.

15. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Lender hereunder may be assigned by Lender to a third party, including its financing sources, in whole or in part. Borrower may not assign this Agreement or any of its obligations herein without the prior written consent of Lender.

16. Continuing Enforceability; Conflict Between Documents. Except as otherwise modified by this Agreement, the Note #1 Transaction Documents and the Note #2 Transaction Documents shall remain in full force and effect, enforceable in accordance with all of their original terms and provisions. This Agreement shall not be effective or binding unless and until it is fully executed and delivered by Lender and Borrower. If there is any conflict between the terms of this Agreement, on the one hand, and the Note #1 Transaction Documents or the Note #2 Transaction Documents, on the other hand, the terms of this Agreement shall prevail.

17. Time of Essence. Time is of the essence with respect to each and every provision of this Agreement.

18. Notices. Unless otherwise specifically provided for herein, all notices, demands or requests required or permitted under this Agreement to be given to Borrower or Lender shall be given as set forth in the “Notices” section of the Note #1 Purchase Agreement.

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19. Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

BORROWER: INTRUSION INC.

By:	/s/ Anthony Scott
Anthony Scott, CEO

LENDER: STREETERVILLE CAPITAL, LLC

By:	/s/ John Fife
John Fife, President

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